Exhibit 10.1

CHAPARRAL STEEL COMPANY

2006 OMNIBUS INCENTIVE PLAN

TABLE OF CONTENTS

1.	Purpose		1

2.	Definitions		1
	(a)	“Annual Incentive Award”	1
	(b)	“Annual Incentive Award Performance Period”	1
	(c)	“Award”	1
	(d)	“Beneficial Owner”	1
	(e)	“Board”	1
	(f)	“Business Day”	1
	(g)	“Cause”	1
	(h)	“Change of Control”	1
	(i)	“Code”	2
	(j)	“Committee”	3
	(k)	“Covered Employee”	3
	(l)	“Effective Date”	3
	(m)	“Eligible Person”	3
	(n)	“Exchange Act”	3
	(o)	“Fair Market Value”	3
	(p)	“Good Reason”	3
	(q)	“Listing Requirement”	4
	(r)	“Omnibus Equity Plan”	4
	(s)	“Participant”	4
	(t)	“Performance Award”	4
	(u)	“Person”	4
	(v)	“Qualified Member”	4
	(w)	“Rule 16b-3”	4
	(x)	“Securities Act”	4
	(y)	“Stock”	5
	(z)	“Subsidiary”	5
	(aa)	“Voting Securities”	5

3.	Administration		5
	(a)	Authority of the Committee	5
	(b)	Manner of Exercise of Committee Authority	5
	(c)	Limitation of Liability	6

4.	Eligibility; Per Person Award Limitations		6

5.	Performance and Annual Incentive Awards		7
	(a)	Grant of Performance Awards and Annual Incentive Awards Performance Conditions	7
	(b)	Performance Goals Applicable to Performance Awards and Annual Incentive Awards	7
	(c)	Performance Awards	8
	(d)	Annual Incentive Awards	9
	(e)	Written Determinations and Certification	10
	(f)	Status of Awards under Section 162(m) of the Code	11

6.	General Provisions		11
	(a)	Taxes	11
	(b)	Changes to this Plan and Awards	11
	(c)	Limitation on Rights Conferred Under Plan	11
	(d)	Unfunded Status of Awards	12
	(e)	Nonexclusivity of this Plan	12
	(f)	Fractional Shares	12
	(g)	Severability	12

T-1

(h)	Governing Law	12
(i)	Conditions to Delivery of Stock	12
(j)	Plan Effective Date and Stockholder Approval	13

T-2

CHAPARRAL STEEL COMPANY

2006 OMNIBUS INCENTIVE PLAN

1.	Purpose. The purpose of the Chaparral Steel Company 2006 Omnibus Incentive Plan (the “Plan”) is to provide a means through which Chaparral Steel Company, a Delaware corporation (the “Company”), and its subsidiaries may attract and retain able persons as employees of the Company and provide such employees with incentive and reward opportunities designed to enhance the profitable growth of the Company and benefit the stockholders of the Company. Accordingly, this Plan provides for granting Performance Awards and Annual Incentive Awards, as described below, as is best suited to the circumstances of the particular individual and the needs of the Company as provided herein.

2.	Definitions. For purposes of this Plan, the following terms will be defined as set forth below, in addition to such terms defined in Section 1 of this Plan:

(a)	“Annual Incentive Award” means a conditional right granted to a Participant under Section 5(d) of this Plan to receive (after the end of a specified fiscal year or other twelve (12) month period specified by the Committee) a cash payment, Stock or other property determined by the Committee, based upon performance criteria specified by the Committee.

(b)	“Annual Incentive Award Performance Period” means (i) each fiscal year of the Company or other twelve (12) month period identified by the Committee as being a performance measurement period with respect to one or more Annual Incentive Awards or (ii) any other period ending at such other date as may be required or permitted in the case of Annual Incentive Awards intended to be “performance-based compensation” under section 162(m) of the Code.

(c)	“Award” means any Annual Incentive Award or Performance Award granted to a Participant under this Plan.

(d)	“Beneficial Owner” will have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such rule.

(e)	“Board” means the Company’s Board of Directors.

(f)	“Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

(g)	“Cause” means (i) the commission by the Participant of an intentional act of fraud, embezzlement or theft in connection with the Participant’s duties or in the course of the Participant’s employment with the Company; (ii) intentional wrongful damage by the Participant to property of the Company; (iii) intentional wrongful disclosure by the Participant of secret processes or confidential information of the Company; or (iv) gross dereliction in the performance of the Participant’s obligations as an employee of the Company; and any such act will have been materially harmful to the Company. No act, or failure to act, on the part of a Participant will be deemed “intentional” or to be a “gross dereliction” if it was due primarily to an error in judgment or negligence, but will be deemed “intentional” or to be a “gross dereliction” only if done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or not opposed to the best interests of the Company; provided, however, that if the Participant has an employment agreement with the Company or a Subsidiary, the term “Cause” will mean cause as defined in such employment agreement.

(h)	“Change of Control” means the occurrence of any of the following events:

(i)	The Company is merged, consolidated, converted or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, conversion or reorganization less than a majority of the combined voting power of the then outstanding equity interests in the Company or such corporation or other legal entity immediately after such transaction are held in the aggregate by the holders of Voting Securities of the Company immediately prior to such transaction;

(ii)	The Company sells (directly or indirectly, whether in a single transaction or series of related transactions) all or substantially all of its assets (including, without limitation, by means of the sale of the assets of or equity interests in one or more direct or indirect subsidiaries of the Company) to any individual or to any corporation or other legal entity, of which less than a majority of the combined voting power of the then outstanding voting interests (entitled to vote generally in the election of directors or persons performing similar functions on behalf of such other corporation or legal entity) of such other corporation or legal entity is held in the aggregate by the holders of Voting Securities of the Company immediately prior to such sale;

(iii)	Any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes (subsequent to the Effective Date) the Beneficial Owner of securities representing thirty-three percent (33%) or more of the Voting Securities;

(iv)	The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing on Form 8-K, Schedule 14A or Schedule 14C (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred; or

(v)	If during any one (1) year period, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two thirds of (A) the directors of the Company then still in office who were directors of the Company at the beginning of any such period, or (B) the directors of the Company whose nomination and/or election was approved by the directors referenced in clause (A) immediately preceding.

Notwithstanding the foregoing provisions of Section 2(h)(iii) or 2(h)(iv) of this Plan, a “Change of Control” will not be deemed to have occurred for purposes of this Plan solely because (1) the Company; (2) a corporation or other legal entity in which the Company directly or indirectly beneficially owns one hundred percent (100%) of the voting securities of such entity; or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any wholly-owned subsidiary of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D 1, Form 8-K, Schedule 14A or Schedule 14C (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Securities, whether in excess of thirty-three percent (33%) or otherwise, or because the Company reports that a change in control of the Company has occurred by reason of such beneficial ownership. As used in connection with the definition of “Change of Control,” references to the Company will be deemed to include any successor of the Company, references to directors of the Company will be deemed to include any persons performing similar functions on behalf of any successor of the Company, references to the stockholders of the Company will be deemed to include holders of equity interests in any successor of the Company and references to Voting Securities will be deemed to include voting equity interests in any successor of the Company.

(i)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j)	“Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee will consist solely of two or more directors, each of whom will be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” as defined under section 162(m) of the Code, unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code and, to the extent required by any applicable Listing Requirement, an “independent” director.

(k)	“Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 5(f) of this Plan.

(l)	“Effective Date” means June 1, 2006.

(m)	“Eligible Person” means all officers and employees of the Company or of any Subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(o)	“Fair Market Value” means with respect to a share of Stock, as of any date:

(i)	if the Stock is listed or admitted to trade on a national securities exchange, the weighted average sales price of the Stock on the composite tape of the principal national securities exchange on which the Stock is so listed or admitted to trade, on such date or, if there is no trading in shares of Stock on such date, then the weighted average sales price of the Stock as quoted on such composite tape on the next preceding date on which there was trading in the Stock;

(ii)	if the Stock is not listed or admitted to trade on a national securities exchange, then the weighted average sales price of the Stock as quoted on the National Market System of The Nasdaq Stock Market, Inc. or, if there is no trading in shares of Stock on such date, then the weighted average sales price of the Stock as quoted on the National Market System of The Nasdaq Stock Market, Inc. on the next preceding date on which there was trading in the Stock;

(iii)	if the Stock is not listed or admitted to trade on a national securities exchange or the National Market System of The Nasdaq Stock Market, Inc., the mean between the bid and asked price for the Stock on such date, as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information or, if there is no trading in shares of Stock on such date, then the mean between the bid and asked price for the Stock on such date, as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information on the next preceding date on which there was trading in the Stock; or

(iv)	if the Stock is not listed or admitted to trade on a national securities exchange or the National Market System of The Nasdaq Stock Market, Inc. and if bid and asked prices for the Stock are not so furnished by the NASD or a similar organization, the value established by the Board in good faith.

Fair market value shall be determined without regard to any restriction other than a restriction that, by its terms, will never lapse.

(p)	“Good Reason” means:

(i)	a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position(s) with the Company which the Participant held immediately prior to the settlement of an Award;

(ii)	a reduction in the Participant’s base salary or bonus opportunity from that in effect immediately prior to the settlement of an Award;

(iii)	the termination of the Participant’s rights to any employee benefits to which the Participant was entitled immediately prior to the settlement of an Award or a reduction in scope or value thereof without the prior written consent of the Participant;

(iv)	any material breach by the Company of its obligations pursuant to an Award;

(v)	an involuntary relocation of the Participant’s primary workplace which would increase the Participant’s daily commute distance to more than fifty (50) miles (one-way) or any requirement that the Participant travel away from the Participant’s office in the course of discharging the Participant’s responsibilities or duties significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of the Participant immediately prior to the settlement of an Award without, in either case, the Participant’s prior consent; or

(vi)	a failure of a successor entity to assume the obligations under the Plan and all then outstanding Awards,

any of which is not remedied within ten (10) calendar days after receipt by the Company of written notice from the Participant of such change, reduction or termination, as the case may be.

(q)	“Listing Requirement” means the applicable requirements of any listing agreement pursuant to which the securities of the Company are listed and registered or admitted to unlisted trading privileges on a securities exchange or consolidated transaction reporting system.

(r)	“Omnibus Equity Plan” means the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan.

(s)	“Participant” means a person who has been granted an Award under this Plan that remains outstanding.

(t)	“Performance Award” means a conditional right granted to a Participant under Section 5(c) of this Plan to receive (after the end of a specified fiscal year or other period specified by the Committee) a cash payment, Stock or other property determined by the Committee, based upon performance criteria specified by the Committee.

(u)	“Person” will mean any individual, group, partnership, limited liability company, corporation, association, trust, or other entity or organization.

(v)	“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3), an “outside director” within the meaning of Treasury Regulation §1.162-27 under section 162(m) of the Code and, to the extent required by any applicable Listing Requirement, an “independent” director.

(w)	“Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect.

(x)	“Securities Act” means the Securities Act of 1933, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(y)	“Stock” means the Company’s Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock.

(z)	“Subsidiary” means any corporation or other entity a majority of the combined voting power of the outstanding Voting Securities of which is owned, directly or indirectly, by the Company.

(aa)	“Voting Securities” means with respect to any Person any securities or interests that vote generally in the election of directors, in the admission of general partners or members, or in the selection of any other similar governing body of such Person.

3.	Administration.

(a)	Authority of the Committee. This Plan will be administered by the Committee except to the extent the Board elects, in order to comply with Rule 16b-3 or for any other reason, to administer this Plan, in which case references herein to the “Committee” will be deemed to include references to the “Board.” Unless required by applicable law, nothing contained herein will be deemed to authorize or require the Committee to violate (by action or inaction) any Listing Requirement. Subject to the express provisions of this Plan, Rule 16b-3, and all applicable Listing Requirements, the Committee will have the authority, in its sole and absolute discretion, to:

(i)	adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan;

(ii)	determine the Eligible Persons to whom, and the time or times at which, Awards will be granted;

(iii)	determine the amount of cash, the number of shares of Stock, the amount of other property or any combination thereof, that will be the subject of each Award;

(iv)	determine the terms and conditions of each Award (which need not be identical) and communicate or cause to be communicated such terms and conditions to the Eligible Person;

(v)	make determinations of the Fair Market Value of the Stock pursuant to this Plan;

(vi)	delegate its duties under this Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or section 162(m) of the Code;

(vii)	subject to ratification by the Board, terminate, modify, or amend this Plan; and

(viii)	make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering this Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.

Subject to Rule 16b-3, section 162(m) of the Code and applicable Listing Requirements, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it deems necessary or desirable to carry this Plan into effect, and the Committee will be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) will be final and conclusive.

(b)	Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee (i) relating to an Award granted or to be granted to a Participant who is then either (A) subject to section 16 of the Exchange Act in respect of the Company or (B) an “executive officer” within the meaning of applicable Listing Requirements, or (ii) relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either:

(i)	by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or

(ii)	by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from discussion or approval of such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members.

Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), will be the action of the Committee for purposes of this Plan. Any action of the Committee will be final, conclusive and binding on all persons, including the Company, its subsidiaries, stockholders, Participants, or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, will not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee will determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company, will not violate any applicable Listing Requirement and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.

(c)	Limitation of Liability. The Committee and each member thereof will be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee will not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and will, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.	Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Eligible Persons. In any twelve (12) month period specified by the Committee, during any part of which this Plan is in effect, a Covered Employee may not be granted Awards equal to more than ten million dollars ($10,000,000). In the case of Performance Awards which are based on a period in excess of twelve (12) months, this annual limit will be multiplied by the number of years, or portions thereof in the performance period (e.g., if the performance period is 24 months, the limit will be twenty million dollars ($20,000,000). In the event that Awards granted under this Plan are settled in Stock, the per person Award limit set forth in this Section 4 will be determined based on the Fair Market Value of such Stock on the date the Award is settled in Stock or on the first trading date that is not within the “black-out period” prescribed by the Company’s Insider Trading Policy following the date the Award is settled in Stock, as specified in the Award agreement. Stock Awards will be issued under the Omnibus Equity Plan, as “Other Stock-Based Awards” under Article 10 of the Omnibus Equity Plan and will count against maximum share limit under the Omnibus Equity Plan.

5.	Performance and Annual Incentive Awards.

(a)	Grant of Performance Awards and Annual Incentive Awards Performance Conditions. The right of a Participant to receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. Such performance conditions need not be uniform. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 5(c) and 5(d) of this Plan in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code. Performance Awards will be based on the period specified by the Committee, as described in Section 5(c)(i). Annual Incentive Awards will be based on the Company’s fiscal year or other twelve (12) month period specified by the Committee, as described in Section 5(d)(i).

(b)	Performance Goals Applicable to Performance Awards and Annual Incentive Awards

(i)	Performance Goals Generally. The performance goals for such Performance Awards and Annual Incentive Awards will consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 5(b). Performance goals will be objective and will otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals that are “substantially uncertain.” The Committee may determine that such Performance Awards and/or Annual Incentive Awards will be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant and/or settlement of such Performance Awards or Annual Incentive Awards. Performance goals may differ for Performance Awards and/or Annual Incentive Awards granted to any one Participant or to different Participants.

(ii)	Business and Individual Performance Criteria.

(A)	Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), will be used by the Committee in establishing performance goals for such Performance Awards and Annual Incentive Awards: (1) earnings per share; (2) revenues; (3) increase in revenues; (4) increase in cash flow; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income before taxes; (15) net income after taxes; (16) net income per share; (17) pretax earnings; (18) pretax earnings before interest depreciation and amortization; (19) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (20) operating income; (21) total stockholder return; (22) debt reduction; (23) stock price; (24) market share; and (25) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies deemed by the Committee to be comparable to the Company.

(B)	Individual Performance Criteria. The grant and/or settlement of Performance Awards and/or Annual Incentive Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code or any applicable Listing Requirement, such criteria will be approved by the stockholders of the Company.

(c)	Performance Awards. Performance Awards may be granted to Eligible Persons as determined by the Committee, in its sole and absolute discretion. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee is likely to qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant and/or settlement of such Performance Award may be made contingent upon achievement of preestablished performance goals and other terms set forth in this Section 5(c).

(i)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards will be measured over a performance period of up to ten (10) years, as specified by the Committee. Performance goals will be established not later than the earlier of (i) ninety (90) days after the beginning of any performance period, (ii) the expiration of twenty five percent (25%) of the performance period applicable to such Performance Awards, or (iii) such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(ii)	Performance Award Pool. The Committee may establish a Performance Award pool, which will be an unfunded pool, for purposes of compensating Eligible Persons who are entitled to the payment of Performance Awards. The amount of such Performance Award pool will be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 5(b)(ii) of this Plan during the given performance period, as specified by the Committee in accordance with Section 5(c)(i) of this Plan. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount that need not bear a strictly mathematical relationship to such criteria.

(iii)	Calculation of Performance Awards. Not later than ninety (90) days following the expiration of each performance period, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee will calculate the amounts payable to each Participant granted a Performance Award with respect that performance period, either out of a Performance Award pool established under Section 5(c)(ii) of this Plan or out of an individual Performance Award. In the case of an individual Performance Award intended to qualify under section 162(m) of the Code, the amount payable will be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5(b)(ii) of this Plan in the given performance period, as specified by the Committee; in other cases, such amount will be based on such criteria as will be established by the Committee. In all cases, the maximum Performance Award of any Participant will be subject to the limitation set forth in Section 4 of this Plan. In the case of a Performance Award subject to section 162(m) of the Code, the Committee will certify that the applicable performance goals were met prior to the payment of such awards as provided in Section 5(e) of this Plan.

(iv)	Settlement of Performance Awards. Performance Awards will be settled (i.e. paid) after the end of each performance period and calculation of the amount of Performance Awards pursuant to Section 5(c)(iii) of this Plan (including, to the extent applicable, the certification of such awards pursuant to Section 5(e)). Settlement of Performance Awards will be in cash, Stock, or other property, as determined by the Committee and set forth in the Award Agreement. Any Stock awarded in settlement of a Performance

Award may be subject to a vesting schedule as determined by the Committee. The Committee may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to the requirements of section 162(m) of the Code. A Performance Award will be paid to the Participant as soon as administratively feasible following the end of the performance period, the satisfaction of the performance goals and calculation of the compensation payable pursuant to Performance Awards; provided that the Participant is still an employee of the Company or a Subsidiary on the last day of the performance period, except as provided in this Section 5(c)(iv). No pro rata payment of any Performance Award that is subject to the requirements of section 162(m) of the Code may be made to a Participant who is a Covered Employee except that, as permitted by Treasury Regulation §1.162-27(e)(2)(v), pro rata payment of any such Performance Award may be made to a Participant who is a Covered Employee in the event of such Participant’s death, disability or a Change of Control. Further, pro rata payment of a Performance Award may be made to a Participant who is a Covered Employee in the event of the termination of such Participant without Cause or on account of a resignation for Good Reason. With respect to those Participants who are not Covered Employees, the Committee may permit the pro rata payment of a Performance Award in its sole and absolute discretion. In the event that payment of a Performance Award to a Covered Employee, would not be deductible by the Company pursuant to section 162(m) of the Code, then payment of the amount of such Award which is not deductible will automatically be deferred, with interest equivalent to U.S. Treasury Bills, up to earliest of (i) April 30th of the first year in which the Company reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of section 162(m) of the Code or (ii) the date which is six (6) months and one (1) day following the Covered Employee’s termination of employment.

(d)	Annual Incentive Awards. Annual Incentive Awards may be granted to Eligible Persons as determined by the Committee, in its sole and absolute discretion. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee is likely to qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant and/or settlement of such Annual Incentive Award will be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 5(d).

(i)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Annual Incentive Awards will be measured over an Annual Incentive Award Performance Period. Performance goals will be established not later than the earlier of (i) ninety (90) days after the beginning of any Annual Incentive Award Performance Period, (ii) the expiration of twenty five percent (25%) of the Annual Incentive Award Performance Period applicable to such Annual Incentive Awards, or (iii) such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(ii)	Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which will be an unfunded pool, for purposes of compensating Eligible Persons who are entitled to the payment of Annual Incentive Awards. The amount of such Annual Incentive Award pool will be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5(b)(ii) of this Plan during the given performance period, as specified by the Committee in accordance with Section 5(d)(i) of this Plan. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount that need not bear a strictly mathematical relationship to such business criteria.

(iii)	Calculation of Annual Incentive Awards. Not later than ninety (90) days following the expiration of each Annual Incentive Award Performance Period, the Committee will calculate the amounts payable to each Participant granted an Annual Incentive Award with respect to that Annual Incentive Award Performance Period, either out of an Annual Incentive Award pool established under Section 5(d)(ii) of this Plan or out of an individual Annual Incentive Award. In the case of individual Annual Incentive Awards intended to qualify under section 162(m) of the Code, the amount potentially payable will be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5(b)(ii) of this Plan in the given Annual Incentive Award Performance Period, as specified by the Committee; in other cases, such amount will be based on such criteria as will be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant will be subject to the limitation set forth in Section 4 of this Plan. In the case of an Annual Incentive Award subject to section 162(m) of the Code, the Committee will certify that the applicable performance goals were met prior to the payment of such awards as provided in Section 5(e) of this Plan.

(iv)	Settlement of Annual Incentive Awards. Annual Incentive Awards will be settled (i.e., paid) after the end of each Annual Incentive Award Performance Period and the calculation of the amount of such Awards pursuant to Section 5(d)(iii) (including, to the extent applicable, the certification of such awards pursuant to Section 5(e)). Settlement of Annual Incentive Awards will be in cash, Stock, or other property, as determined by the Committee and set forth in the Award Agreement. Any Stock awarded in settlement of an Annual Incentive Award may be subject to a vesting schedule as determined by the Committee. The Committee may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. Annual Incentive Awards will be paid to the Participant as soon as administratively feasible following the end of the Annual Incentive Award Performance Period, the satisfaction of the performance goals and calculation of the compensation payable pursuant to Annual Incentive Awards; provided that the Participant is still an employee of the Company or a Subsidiary on the last day of the Annual Incentive Award Performance Period, except as provided in this Section 5(d)(iv). No pro rata payment of any Annual Incentive Award that is subject to the requirements of section 162(m) of the Code may be made to a Participant who is a Covered Employee except that, as permitted by Treasury Regulation §1.162-27(e)(2)(v), pro rata payment of any such Annual Incentive Award may be made to any Participant who is a Covered Employee in the event of such Participant’s death, disability or a Change of Control. Further, pro rata payment of an Annual Incentive Award may be made to a Participant who is a Covered Employee in the event of the termination of such Participant without Cause or on account of a resignation for Good Reason. With respect to those Participants who are not Covered Employees, the Committee may permit the pro rata payment of Annual Incentive Awards in it sole and absolute discretion. In the event that payment of Annual Incentive Awards to a Covered Employee, would not be deductible by the Company pursuant to section 162(m) of the Code, then payment of the amount of such Award which is not deductible will automatically be deferred, with interest equivalent to U.S. Treasury Bills, up to earliest of (i) April 30th of the first year in which the Company reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of section 162(m) of the Code or (ii) the date which is six (6) months and one (1) day following the Covered Employee’s termination of employment.

(e)	Written Determinations and Certification. All determinations by the Committee (i) as to the establishment of performance goals or the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 5(c), and (ii) as to the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and as to the achievement of performance goals relating to Annual Incentive Awards under Section 5(d), will be made in writing and otherwise comply with the requirements of Treasury Regulation 1.162-27 (and successor regulations thereto) in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(f)	Status of Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 5(c) and 5(d) of this Plan granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) will, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 5(b), (c), (d), (e) and (f), including the definitions of Covered Employee and other terms used therein, will be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. However, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein will mean only a person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption or any agreements relating to a Performance Award or Annual Incentive Award that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

6.	General Provisions.

(a)	Taxes. The Company and any Subsidiary are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority will include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(b)	Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan will be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or any applicable Listing Requirement, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Further, with respect to Stock Awards that are issued as “Other Stock-Based Awards” under Article 10 of the Omnibus Equity Plan, the Committee’s power to make certain amendments to such Awards is limited by the terms of the Omnibus Equity Plan.

(c)	Limitation on Rights Conferred Under Plan. Neither this Plan nor any action taken hereunder will be construed as:

(i)	giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary;

(ii)	interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time;

(iii)	giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and employees; or

(iv)	conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(d)	Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for Awards.

(e)	Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan will be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person will have any claim against the Company or any Subsidiary as a result of any such action.

(f)	Fractional Shares. No fractional shares of Stock will be issued or delivered pursuant to this Plan or any Award. The Committee will determine whether cash, other Awards or other property will be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto will be forfeited or otherwise eliminated.

(g)	Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of this Plan, but such provision will be fully severable and this Plan will be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act), then those conflicting terms or provisions will be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that this Plan or such Award should not comply with Rule 16b-3) If any of the terms or provisions of this Plan conflict with the requirements of any applicable Listing Requirement or any applicable law, rule or regulation, then those conflicting terms or provisions will be deemed inoperative to the extent they so conflict.

(h)	Governing Law. All questions arising with respect to the provisions of this Plan and Awards will be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law. The obligation of the Company to deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, or delivery of such Stock.

(i)

Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement will require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of delivery of any Stock upon settlement of an Award, the Company may, as a condition precedent to such delivery, require from the Participant (or in the event of the Participant’s death, from the Participant’s legal representatives, heirs, legatees or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, the holder’s legal representatives, heirs, legatees or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, and any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Stock will be deliverable unless and until the holder thereof has performed services for the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock deliverable to such Award.

(j)	Plan Effective Date and Stockholder Approval. This Plan was adopted by the Committee on July 11, 2006 and will become effective as of June 1, 2006 upon approval by the stockholders of the Company at the annual meeting occurring August 29, 2006.